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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 20, 2005

SPIRIT FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	01-32386 (Commission File Number)	20-0175773 (IRS Employer Identification Number)
14631 N. Scottsdale Road, Suite 200 Scottsdale, Arizona 85254 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (480) 606-0820

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

        On May 20, 2005, the stockholders of Spirit Finance Corporation (the "Company") approved the amendment and restatement of the Company's 2003 Stock Option and Incentive Plan (the "Plan") to reserve an additional 2,000,000 shares of common stock for issuance under the Plan, to amend how fair market value of the Company's common stock is determined under the Plan and to amend the Plan to comply with current legislation. The Amended and Restated Plan is attached hereto as Exhibit 10.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        The Company's board of directors approved and advised an amendment to the Company's Articles of Amendment and Restatement (the "Charter") and recommended that the stockholders of the Company consider and approve the amendment to the Charter, which was required by the NYSE in connection with the Company's initial listing on the exchange. The Amendment to the Charter was described in the Company's definitive proxy statement dated April 8, 2005. On May 20, 2005, the stockholders of the Company approved the amendment to the Charter. The purpose of the amendment was to clarify provisions in the Charter relating to transfer restrictions on the Company's capital stock that assist it in satisfying requirements of the Internal Revenue Code of 1986 for real estate investment trusts. The amendment clarifies that the transfer restrictions in the Charter will not prevent settlement of transactions on the New York Stock Exchange. The Charter, as amended, is attached hereto as Exhibit 3.1. The Charter, as amended, was filed with the Secretary of State of the State of Maryland on May 20, 2005 and was effective upon filing.

Item 9.01. Financial Statements and Exhibits.

(c)
Exhibits.

3.1	Articles of Amendment and Restatement.
10.1	Spirit Finance Corporation Amended and Restated 2003 Stock Option and Incentive Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT FINANCE CORPORATION
Date: May 20, 2005	By:	/s/ CATHERINE LONG Catherine Long Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment and Restatement.
10.1	Spirit Finance Corporation Amended and Restated 2003 Stock Option and Incentive Plan.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX